                                                                     EXHIBIT 3.1

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 03/29/1994
  344051804 - 2390003

                          CERTIFICATE OF INCORPORATION
                                       OF
                        CALLON PETROLEUM HOLDING COMPANY

                                   ARTICLE ONE

         The name of the Corporation is Callon Petroleum Holding Company.

                                   ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("Act"),

                                  ARTICLE FOUR

         The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be one (1) share of Common Stock of the par value of one cent ($.01) each, and one (1) share of Preferred Stock of the par value of one cent ($.01) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

                  1. ISSUANCE IN CLASS OR SERIES. The Common Stock or Preferred Stock may be issued from time to time in one or more series, or either or both of the Common and Preferred Stock may be divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including, without limitation, any or all of the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein, if any; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired or surrendered to the Corporation on conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary, and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

                  All shares of the Common Stock shall rank equally and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Common Stock or Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates which dividends thereon shall accrue and be cumulative.

                  2. OTHER PROVISIONS. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

                  3. COMMON STOCK. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a class or series of Preferred Stock or Common Stock, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.

                                   ARTICLE SIX

                  1. NUMBER, ELECTION AND TERM OF DIRECTORS. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of not less than three nor more than twenty-one persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or (ii) the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of office of the second class to expire at the 1996 annual meeting of stockholders, and the term of office of the third class to expire at the 1997 annual meeting of stockholders, and with the members of each class to hold office until their successors shall have been elected and qualified At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

                  2. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES. Advance notice of stockholder nominations for the election of directors shall be submitted to the Board of Directors at least 120 days in advance of the scheduled date for the next annual meeting of stockholders.

                  3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director.

                  4. REMOVAL. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. As used herein, cause shall mean only the following: conviction of a felony or proof, beyond the existence of a reasonable doubt, that a director has committed grossly negligent or wilful misconduct resulting in a material detriment to the Corporation or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

                  5. AMENDMENT, REPEAT, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Six, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation.

                                  ARTICLE SEVEN

         Subject to the rights of the holders of any series of Preferred Shares then outstanding, Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders unless all of the stockholders entitled to vote thereon consent thereto in writing. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of 80% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend or adopt any provision inconsistent with or repeal this Article Seven, or to alter, amend or adopt any provision inconsistent with comparable sections of the Bylaws.

                                  ARTICLE EIGHT

         The Corporation shall have the power to indemnify its present or former directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fun extent permitted by the General Corporation Law of Delaware. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any Bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

                                  ARTICLE NINE

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (if) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Act, or, (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE TEN

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the Bylaws of the corporation.

                                 ARTICLE ELEVEN

         The name and address of the incorporator is as follows:

                                 George G. Young III
                                 Butler & Binion
                                 1700 First Interstate Bank Plaza
                                 Houston, Texas 77002

         In Witness Whereof, this certificate of incorporation was executed by the above named individual on this 28th day of March, 1994.

                                                /s/ George G. Young III
                                                --------------------------------
                                                George G. Young III

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 08/04/1994
                                                           944145890 - 2390003

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                  Callon Petroleum Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                  RESOLVED, that the Certificate of Incorporation of the Corporation be amended by chanting Section 1. of the Article thereof numbered "SIX" so that, as amended, Section 1. of said Article shall be and read as follow:

                                  "ARTICLE SIX

                  1. NUMBER, ELECTION AND TERM OF DIRECTORS. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class or series of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of no more than twenty-one person. The number of initial directors shall be two. Thereafter, the exact number of director within the maximum limitations as specified above shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or
         (ii) the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of stockholders following their election, the term of office of the second class to expire at the second annual meeting of stockholders following their election, and the term of office of the third class to expire at the third annual meeting of stockholders following their election, and with the members of each class to hold office until their successors shall have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the above provisions regarding classification of directors shall be applicable only in the event that the Board of Directors is composed of three or more directors. Election of directors need not be by written ballot, except as otherwise provided in the Bylaws."

                  SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given its written consent to the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That the amendment was duly adopted in accordance with the applicable provisions in Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Fred L. Callon, its President, and attested by H. Michael Tatum, Jr., its Secretary, this 2nd day of August, 1994.

                                                CALLON PETROLEUM HOLDING COMPANY

                                                By /s/ Fred L. Callon
                                                   -----------------------------
                                                   Fred L. Callon, President

ATTEST

/s/ H. Michael Tatum Jr.
--------------------------------
H. Michael Tatum Jr., Secretary

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 09/16/1994
  944174625 - 2390003

                              CERTIFICATE OF MERGER

                                       OF

                       CALLON CONSOLIDATED PARTNERS, L.P.
                        (a Delaware limited partnership)

                                  with and into

                        CALLON PETROLEUM HOLDING COMPANY
                            (a Delaware corporation)

         Callon Consolidated Partners, L.P., a Delaware limited partnership, for the purpose of merging with Callon Petroleum Holding Company, a Delaware corporation, hereby certifies as follows:

         1. The name and jurisdiction of formation or organization of each of the constituent entities are:

                           Name                               Jurisdiction

                  Callon Petroleum Holding Company              Delaware
                  Callon Consolidated Partners, L.P.            Delaware

         2. An agreement and plan of consolidation has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with section 263 of the Delaware General Corporation Law.

         3. The name of the surviving corporation is Callon Petroleum Holding Company, which shall herewith be changed to Callon Petroleum Company.

         4. The amendments or changes in the Certificate of Incorporation of the surviving corporation are as follows:

                  (i) Article One is amended and replaced in its entirety with the following Article One:

                                  "ARTICLE ONE

                           The name of the Corporation is Callon Petroleum Company."

                  (ii) The first sentence of Article Four is amended and replaced in its entirety with the following sentence:

                           "The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 20,000,000 shares of Common Stock of the par value of one cent ($.01) each, and 2,500,000 shares of Preferred Stock of the par value of one cent ($.01) each."

                  5. The executed agreement and plan of consolidation is on file at the principal place of business of the surviving corporation, the address of which is:

                                      Callon Petroleum Holding Company
                                      200 North Canal Street
                                      Natchez, Mississippi 39120

                  6. A copy of the agreement and plan of consolidation will be furnished by Callon Petroleum Holding Company, on request and without cost, to any partner or stockholder of a constituent entity.

                  IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 16th day of September 1994, and is being filed by Callon Petroleum Holding Company, the surviving corporation.

                                          CALLON PETROLEUM HOLDING COMPANY

                                          By: /s/ FRED L. CALLON
                                              ----------------------------------
                                              FRED L. CALLON, President

Attest:

/s/ H. Michael Tatum, Jr.
---------------------------
H. Michael Tatum, Jr., Secretary

                                    AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CALLON PETROLEUM COMPANY

         The undersigned, Robert A. Mayfield, Corporate Secretary of Callon Petroleum Company, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

         FIRST:   The name of the Corporation is Callon Petroleum Company

         SECOND: This Amendment (the "AMENDMENT") to the Certificate of Incorporation of the Corporation (the "CERTIFICATE") was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law. The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the special meeting of the stockholders called for the purpose of voting on the Amendment have voted in favor of this Amendment.

         THIRD:   The Certificate is hereby amended by amending and restating the first sentence of Article Four to be and read as follows:

         "The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 30,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share."

         IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Amendment is the act and deed of the Corporation and that the facts stated herein are true as of this 23rd day of January, 2004.

                                         CALLON PETROLEUM COMPANY

                                         By: /s/ Robert A. Mayfield
                                             ------------------------------
                                         Robert A. Mayfield, Corporate Secretary

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 04:30 PM 11/22/1995
                                                        950272690 - 2390003

                           CERTIFICATE OF DESIGNATIONS

                            CALLON PETROLEUM COMPANY

                        $2.125 CONVERTIBLE EXCHANGEABLE
                           PREFERRED STOCK, SERIES A

         Callon Petroleum Company, a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         That the following resolutions, establishing and designating a series of shares and fixing and determining the designations, preferences, limitations and relative rights thereof, were duly adopted by the Board of Directors of the Corporation or an authorized committee thereof on November 21, 1995.

         RESOLVED, that pursuant to Article Four of the Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of 22,500,000 shares of capital stock ("Stock"), consisting of 2,500,000 shares of Preferred Stock of the par value of $.01 per share, none of which is currently outstanding, and 20,000,000 shares of Common Stock of the par value of $.01 per share (the "Common Stock"), the Corporation hereby provides for the issuance of a series of Preferred Stock, designated as $2.125 Convertible Exchangeable Preferred Stock, Series A, and hereby fixes the designations, preferences, limitations and relative rights of the shares of the $2.125 Convertible Exchangeable Preferred Stock, Series A, in addition to those set forth in such Article Four, which shall be as follows:

         SECTION 1. DESIGNATION; NUMBER OF SHARES. The shares of the series authorized by this resolution shall be designated as "$2.125 Convertible Exchangeable Preferred Stock, Series A" (the "Convertible Preferred Stock"). The number of shares initially constituting such series shall be limited to one million three hundred eighty thousand (1,380,000). Such number of shares may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Convertible Preferred Stock to a number less than the number of shares then outstanding. The liquidation value of the Convertible Preferred Stock shall be $25.00 per share.

         SECTION 2. DIVIDENDS.

         (a) AMOUNT. The holders of Convertible Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate of $2.125 per share per annum, and no more, payable in equal quarterly payments on January 15, April 15, July 15, and October 15 in each year, commencing January 15, 1996, except that if such date is not a business day then such dividend shall be payable on the next succeeding business day (the "Dividend

Payment Date" or "Dividend Payment Dates") (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are authorized or required by law to close in New York City or in the City of Natchez, Mississippi). Such dividends shall be cumulative (whether or not declared) and shall accrue, without interest, from the first day in which such dividend may be payable as provided herein, except that with respect to the first quarterly dividend, such dividend shall accrue from the date of issuance of such shares of Convertible Preferred Stock. Dividends shall be payable to holders of record as they appear on the share transfer records of the Corporation on such record dates as may be fixed by the Board of Directors, not more than 60 days nor less than 10 days preceding such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 60 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. The amount of dividends payable on shares of Convertible Preferred Stock for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in this subsection (a). Dividends payable on the Convertible Preferred Stock for the initial dividend period and for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months.

         (b) PRIORITY. If dividends upon any shares of Convertible Preferred Stock, or any other outstanding class or series of stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends, are in arrears, all dividends or other distributions declared upon each class or series of such stock (other than dividends paid in stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share on the Convertible Preferred Stock and such class or series bear to each other the same ratio that the accrued and unpaid dividends per share on the shares of the Convertible Preferred Stock and such class or series bear to each other. Except as set forth above, if dividends upon any shares of Convertible Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the Convertible Preferred Stock a$ to dividends, are in arrears: (i) no dividends (in cash, stock or other property) may be paid, declared or set aside for payment or any other distribution made on any stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends (other than dividends or distributions in stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up) and upon liquidation, dissolution or winding up; and (ii) DO stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends and upon liquidation, dissolution and winding up may be redeemed, purchased or otherwise acquired pursuant to a sinking fund or otherwise, except by conversion of such stock into, or exchange of such stock for, stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

         (c) NO INTEREST. No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are accrued but unpaid. Dividends paid on shares of Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         SECTION 3. CONVERSION PRIVILEGE.

         (a) RIGHT OF CONVERSION. Each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof at any time prior to the close of business on the fifth business day prior to the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock, at a rate per full share of Convertible Preferred Stock determined by dividing $25.00 by the conversion price per share of Common Stock in effect on the date such share is surrendered for conversion, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this Section 3. For purposes of this resolution, the "conversion price" per share of Common Stock shall initially be $11.00 and shall be adjusted from time to time in accordance with the provisions of this Section 3. Each share of Convertible Preferred Stock may be converted in whole or in part.

         (b) CONVERSION PROCEDURES. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects to convert such shares of Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

         Except as otherwise described in this paragraph, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion, whether paid or unpaid and whether or not in arrears, or on account of any dividend on the Common Stock issued upon conversion shall be made by the Corporation upon the conversion of any shares of Convertible Preferred Stock. The holder of record of shares of Convertible Preferred Stock on a dividend record date who surrenders such shares for conversion during the period between such dividend record date and the corresponding dividend payment date will be entitled to receive the dividend on such dividend payment date notwithstanding the conversion of such shares; provided, however, that unless such shares, prior to such surrender, had been called for redemption on a redemption date during the period between such dividend record date and the date after such dividend payment date, such shares must be accompanied, upon surrender for conversion, by payment from the holder to the Corporation of an amount equal to the dividend payable on such shares on that dividend payment date.

         The Corporation shall, as soon as practicable after such surrender of certificates evidencing shares of Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record bolder or holders of such Common Stock on such date.

         (c) ADJUSTMENT OF CONVERSION PRICE. The conversion price at which a share of Convertible Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of capital stock of the Corporation which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting or included in such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                  (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In case any rights or warrants referred to in this paragraph (ii) in respect of which an adjustment shall have been made shall expire unexercised, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                  (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (iv) Subject to the last sentence of this paragraph (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in paragraph (ii) of this Section 3(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (i) of this Section 3(c)), the conversion price in effect on the day following the date fixed for the payment of such distribution (the date fixed for payment being referred to as the "Reference Date") shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on the Reference Date of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to paragraph (vi) of this Section 3(c). For purposes of this paragraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed to be (A) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (making any conversion price reduction required by this paragraph (iv)) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by paragraph
         (i) or (ii) of this Section 3(c)), except (1) the Reference Date of such dividend or distribution as defined in this paragraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of paragraphs (i) and (ii) of this Section 3(c) and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (i) of this
         Section 3(c).

                  (v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding (A) cash that is part of a distribution referred to in paragraph (iv) above and (B) in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in paragraphs (i), (ii), (iii) and (iv) of this Section 3(c)), or all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15% of the current market price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock on the trading day next preceding the date of declaration of such dividend, the conversion price in effect immediately prior to the opening of business on the day following the date fixed for the payment for such distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock, and the denominator of which shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                  (vi)     For the purpose of any computation under paragraph
         (ii), (iii), (iv) or (v) of this Section 3(c), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days ending with and including the date in question; provided, however, that
         (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (i), (ii),
         (iii), (iv) or (v) above ("Other Event") occurs after the fifth trading day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the closing price for each trading day prior to the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (B) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the closing price for each trading day on and after the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (C) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (A) and (B) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (D) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 3(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance 01 distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

                  (vii) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (viii) Whenever the conversion price is adjusted as herein provided:

                           (A) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by a Vice President or the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

                           (B) as soon as practicable after the adjustment, the Corporation shall mail to all record holders of Convertible Preferred Stock at their last addresses as they shall appear in stock transfer books of the Corporation a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price.

                  (ix) The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to the record holders of Convertible Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect

         (d) NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at such time by the holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the closing price of the Common Stock on the day of conversion or, if the day of conversion is not a trading day, on the next preceding trading day.

         (e) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In the event that the Corporation shall be a party to any transaction pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger or another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any share exchange), then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior to such transaction provided, however, that if the holders of Common Stock were entitled by the terms of the transaction to make an election to receive securities, cash or property, or any combination of the foregoing, lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash or other property receivable upon such trans action by a holder of the number of shares of Common Stock who made one of the elections provided for in such transaction (as determined by the Board of Directors, whose determination shall be conclusive) into which such share might have been converted immediately prior to such transaction. The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such shares or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other governing document to establish such right Such certificate or articles of incorporation or other governing document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other governing document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The above provisions shall similarly apply to successive transactions of the foregoing type.

         (f) RESERVATION OF SHARES; ETC. The Corporation shall at all tunes reserve and keep available, free from preemptive rights out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, in good faith and as expeditiously as possible endeavor to cause the authorized number of shares of Common Stock to be increased if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock.

         If any shares of Common Stock required to be reserved for the purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, for so long as the Common Stock continues to be so listed.

         (g)      PRIOR NOTICE OF CERTAIN EVENTS. In case:

                  (i) the Corporation shall (A) declare any dividend (or any other distribution) on its Common Stock, other than (1) a dividend payable in shares of Common Stock or (2) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (B) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

                  (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

                  (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any share exchange whereby the Corporation is converted into other securities, cash or other property; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to all holders of record of the Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, or grant of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         (h) CERTAIN ADDITIONAL RIGHTS. In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 3(c)(iv) or 3(c)(v) (including, without limitation, dividends or distribution referred to in the last sentence of Section 3(c)(iv)), the holder of each share of Convertible Preferred Stock upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Convertible Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets as distributed applicable to one share of Common Stock; provided, however, that at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, which determination shall be conclusive). If any conversion of a share of Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital Stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

         SECTION 4. SPECIAL CONVERSION RIGHTS.

         (a) CHANGE OF CONTROL. Upon the occurrence of a Change of Control (as defined in Section 4(e)) with respect to the Corporation, each holder of Convertible Preferred Stock shall have the right, at the holder's option, for a period of 30 days after the mailing of a notice by the Corporation that a Change of Control has occurred, to convert all, but not less than all, of such holder's Convertible Preferred Stock into Common Stock of the Corporation at an adjusted conversion price per share equal to the Market Value (as defined in Section 4(e)) of the Common Stock. The Corporation may, at its option, in lieu of providing Common Stock upon any such special conversion, provide the holder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such Convertible Preferred Stock would have been convertible immediately prior to such Change of Control. The special conversion right arising upon a Change of Control shall only be applicable with respect to the first Change of Control that occurs after the first date of issuance of any Convertible Preferred Stock. Convertible Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible pursuant to Section 3 at the conversion price in effect immediately before the effective date of the Change of Control, subject to subsequent adjustment as provided in Section 3(c).

         (b) FUNDAMENTAL CHANGE. Upon the occurrence of a Fundamental Change (as defined in Section 4(e)) with respect to the Corporation, each holder of Convertible Preferred Stock shall have a special conversion right, at the holder's option, for a period of 30 days after the mailing of a notice by the Corporation that a Fundamental Change has occurred, to convert all, but not less than all, of such holder's Convertible Preferred Stock into the kind and amount of cash, securities, property or other assets receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such Convertible Preferred Stock would have been convertible immediately prior to such

Fundamental Change at an adjusted conversion price equal to the Market Value of the Common Stock. The Corporation or a successor corporation, as the case may be, may, at its option and in lieu of providing the consideration as required above upon such conversion, provide the bolder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such Convertible Preferred Stock would have been convertible immediately prior to such Fundamental Change. Convertible Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless converted, remain convertible pursuant to Section 3 into the kind and amount of cash, securities, property or other assets that the holders of the Convertible Preferred Stock would have owned immediately after the Fundamental Change if the holders had converted the Convertible Preferred Stock immediately before the effective date of the Fundamental Change, subject to subsequent adjustment under the provisions contemplated by Section 3(c), if applicable.

         (c) NOTICE. Upon the occurrence of a Change of Control or a Fundamental Change with respect to the Corporation, within 30 days after such occurrence, the Corporation shall mail to each bolder of Convertible Preferred Stock a notice of such occurrence (the "Special Conversion Notice") setting forth the following:

                  (i) the event constituting the Change of Control or Fundamental Change;

                  (ii) the date upon which the applicable special conversion right will terminate;

                  (iii)    the Market Value of the Common Stock;

                  (iv) the conversion price then in effect under Section 3 and the continuing conversion rights, if any, under Section 3;

                  (v) the name and address of the paying agent and conversion agent;

                  (vi) that holders who want to convert Convertible Preferred Stock must satisfy the requirements of Section 4(d) and must exercise such conversion right within the 30-day period after the mailing of such notice by the Corporation;

                  (vii) that exercise of such conversion right shall be irrevocable and no dividends on the Convertible Preferred Stock (or portions thereof) tendered for conversion shall accrue from and after the conversion date; and

                  (viii) that the Corporation (or a successor corporation, if applicable) may, at its option, elect to pay cash (specifying the amount thereof per share) for all Convertible Preferred Stock tendered for conversion.

         (d) EXERCISE PROCEDURES. A bolder of Convertible Preferred Stock must exercise the special conversion right within the 30-day period after the mailing of the Special Conversion Notice or such special conversion right shall expire. Such right must be exercised in accordance with Section 3(b) to the extent the procedures in Section 3(b) are consistent with the special provisions of this Section 4. Exercise of such conversion right shall be irrevocable and no dividends on the Convertible Preferred Stock tendered for conversion shall be payable in respect of the period from the list dividend payment date preceding the conversion date through the conversion date. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control or Fundamental Change shall be the 30th day after the mailing of the Special Conversion Notice.

         (e) DEFINITIONS. The following definitions shall apply to terms used in this Section 4:

                  (i) A "Change of Control" with respect to the Corporation shall be deemed to have occurred at such time as any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act)), including a group (within the meaning of Rule 13d-5 under the Exchange
         Act), together with any of its Affiliates or Associates, files or becomes obligated to file a report (or any amendment or supplement thereto) on Schedule 13D or 14D-1 pursuant to the Exchange Act, disclosing that such person has become the beneficial owner of either
         (A) 50% or more of the shares of Common Stock of the Corporation then outstanding or (B) securities representing 50% or more of the combined voting power of the Voting Stock (as defined below) of the Corporation then outstanding; provided a Change of Control shall not be deemed to have occurred (i) with respect to any transaction that constitutes a Fundamental Change, (ii) as a result of a person becoming or being deemed the beneficial owner of Common Stock because such person or an affiliate of such person is or becomes a party to the Stockholders' Agreement among the Callon Family and NOCO Enterprises, L.P., dated September 16,1994 as amended from time to time (the "Stockholders' Agreement"), or (iii) as a result of a person currently a party to the Stockholders' Agreement or an affiliate of such person acquiring beneficial ownership of Common Stock. As used herein, a person shall be deemed to have "beneficial ownership" with respect to, and shall be deemed to "beneficially own," any securities of the Corporation in accordance with Section 13 of the Exchange Act and the rules and regulations (including Rule 13d-3, Rule 13d-5 and any successor rules) promulgated by the Securities and Exchange Commission thereunder;

         provided that a person shall be deemed to have beneficial ownership of all securities that any such person has a right to acquire whether such right is exercisable immediately or only after the passage of time and without regard to the 60-day limitation referred to in Rule 13d-3 and, provided further, that a beneficial owner of Convertible Preferred Stock shall not be deemed to beneficially own the Common Stock into which such Convertible Preferred Stock is convertible solely by reason of ownership of the Convertible Preferred Stock. An "Affiliate" of a specified person is a person that directly or indirectly controls, or is controlled by or is under common control with, the person specified. AN "Associate" of a person means (i) any corporation or organization, other than the Corporation or any subsidiary of the Corporation, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of the person or any relative of the spouse, who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries.

                  (ii) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as in effect on the date hereof.

                  (iii) A "Fundamental Change" with respect to the Corporation means (A) the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (B) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all for the Corporation's property, business or assets; provided, however, that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events: (1) any transaction or event in which more than 50% (by value as determined in good faith by the Board of Directors) of the consideration received by holders of Common Stock consists of Marketable Stock (as defined below); or (2) any consolidation or merger of the Corporation in which the holders of Common Stock of the Corporation immediately prior to such transaction own, directly or indirectly, (x) 50% or more of the common stock of the surviving corporation (or of the ultimate parent of such surviving corporation) outstanding at the time immediately after such consolidation or merger and (y) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (or for the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time. The phrase "all or substantially all" as used in this definition in reference to the Common Stock shall mean 66% or more of the aggregate outstanding Common Stock.

                  (iv) "Voting Stock" means, with respect to any person, capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  (v) The "Market Value" of the Common Stock or any other Marketable Stock shall be the average of the last reported sales prices of the Common Stock or such other Marketable Stock, as the case may be, for the five business days ending on the last business day preceding the date of the Change of Control or Fundamental Change; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock shall be the average of the last reported sales' prices per share of such Marketable Stock during the first five business days commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices in the United States.

                  (vi) "Marketable Stock" shall mean Common Stock or common stock of any corporation that is the successor (or of the ultimate parent of such successor) to all or substantially all of the business or assets of the Corporation as a result of a Fundamental Change, which is (or will, upon distribution thereof, be) listed or quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices in the United States.

         SECTION 5. GENERAL CLASS AND SERIES VOTING RIGHTS. Except as provided in this Section 5 and in Section 6 hereof or as specifically required by the laws of the State of Delaware or by the provisions of the Certificate of Incorporation of the Corporation, as amended, the Convertible Preferred Stock shall have no voting rights. The shares of Convertible Preferred Stock shall have the following voting rights:

         (a) So long as any shares of Convertible Preferred Stock remain outstanding, the vote or consent of the holders of at least two-thirds of the shares of Convertible Preferred Stock outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                  (i) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of preferred stock) ranking prior (as that term is hereinafter defined in this Section 5) to the Convertible Preferred Stock; or

                  (ii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of these resolutions which would alter, change or repeal the powers, preferences, or special rights of the shares of the Convertible Preferred Stock so as to affect them adversely.

         (b) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Convertible Preferred Stock shall have been redeemed or sufficient funds and/or shares of Common Stock shall have been deposited in trust to effect such redemption.

         (c) For purposes of this resolution, any class or series of stock of the Corporation shall be deemed to rank:

                  (i) prior to the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Convertible Preferred Stock;

                  (ii) on a parity with the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof shall be different from those of the Convertible Preferred Stock, if the holders of such class or series of stock and the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other; and

                  (iii) junior to the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Common Stock or if the holders of the Convertible Preferred

         Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

         (d) The holders of Convertible Preferred Stock shall also be entitled to vote on certain amendments or supplements to the Indenture establishing the 8.5% Convertible Subordinated Debentures due 2010, of the Corporation, for which the Convertible Preferred Stock may be exchanged as described in Section 9 hereof and as provided in Article Nine of such Indenture.

         SECTION 6. DEFAULT VOTING RIGHTS.

         (a) ELECTION OF DIRECTORS. Whenever, at any time or times, dividends payable on the shares of Convertible Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), the holders of the outstanding shares of Convertible Preferred Stock shall have the exclusive right (voting separately as a class) to elect two directors of the Corporation.

         (b) VOTE PER SHARE. At elections for such directors, each holder of Convertible Preferred Stock shall be entitled to one vote for each share of Convertible Preferred Stock held. Upon the vesting of such right with the holders of Convertible Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two, which shall be of the class or classes selected by the Corporation's Board of Directors which has the least number of director positions then currently filled, and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Convertible Preferred Stock as hereinafter set forth. The right of the holders of Convertible Preferred Stock, voting separately as a class to elect members of the Board of Directors of the Corporation shall continue until such time as all dividends accrued and unpaid on the Convertible Preferred Stock shall have been paid or declared and funds set aside to provide for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

         (c)      MEETINGS. Whenever the voting right described in subsection
(a) above shall have vested in the holders of the Convertible Preferred Stock, the right may be exercised initially either at a special meeting of the holders of the Convertible Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

         (d) CALL OF MEETING. At any time when the voting right described in subsection (a) above shall have vested in the holders of the Convertible Preferred Stock, and if the right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of the shares of the Convertible Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Convertible Preferred Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If the meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing it within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of the shares of the Convertible Preferred Stock then outstanding may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subsection (d). Any holder of the Convertible Preferred Stock shall have access to the share transfer books of the Corporation as permitted under the Delaware General Corporation Law for the purpose of causing a meeting of the stockholders to be called pursuant to the provisions of this subsection (d). Notwithstanding the provisions of this subsection (d), however, no such special meeting shall be held during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

         (e) QUORUM. At any meeting held for the purpose of electing directors at which the holders of the Convertible Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 50% of the then outstanding shares of the Convertible Preferred Stock shall be required and be sufficient to constitute a quorum of the holders of the Convertible Preferred Stock for the election of directors. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the Convertible Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Convertible Preferred Stock and the absence of a quorum or quorums of the holders of other classes or series of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Convertible Preferred Stock and (ii) in the absence of a quorum of the holders of the Convertible Preferred Stock, a majority of the holders present in person or by proxy of the Convertible Preferred Stock shall have the power to adjourn the meeting, or appropriate portion thereof for the election of directors which the holders of the Convertible Preferred Stock are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Chairman of the Board or the President of the Corporation shall preside at any such meeting.

         (f) TERM. Each director elected by the holders of shares of Convertible Preferred Stock shall continue to serve as a director until such time as all dividends accrued and unpaid on the Convertible Preferred shall have been paid or declared and funds set aside to provide for payments in full, at which time the term of office of all persons elected as directors by the holders of shares of Convertible Preferred Stock shall forthwith terminate and the number of members of the Board of Directors of the Corporation shall be reduced accordingly. Whenever the term of office of the directors elected by the holders of Convertible Preferred Stock voting as a class shall end and the special voting powers vested in the holders of Convertible Preferred Stock as provided in this Section 6 shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section 6.

         SECTION 7. OPTIONAL REDEMPTION.

         (a) REDEMPTION PRICE. The Corporation may at its option, at any time during the twelve-month periods beginning on or after December 31, 1998, in the years indicated below, redeem all, or any numbers less than all, of the outstanding shares of Convertible Preferred Stock, provided that the Convertible Preferred Stock may not be redeemed, in whole or in part, prior to December 31, 1998. All redemption of shares of Convertible Preferred Stock shall be effected at the applicable redemption prices set forth below:

If Redemption Date During the                          Redemption Price
Twelve-Month Period Beginning                             Per Share
-----------------------------                          ----------------
1998..............................................         $ 26.488
1999..............................................           26.275
2000..............................................           26.063
2001..............................................           25.850
2002..............................................           25.638
2003..............................................           25.425
2004..............................................           25.213
2005 and thereafter ..............................           25.000

plus, in each case, an amount equal to all dividends (whether or not declared) accrued and unpaid on such share of Convertible Preferred Stock to the date fixed for redemption (the price from time to time to redeem the Convertible Preferred Stock excluding any dividends (whether or not declared) accrued and unpaid, is referred to herein as the "Redemption Price").

         (b) ACCRUED DIVIDENDS. The Corporation may not purchase, redeem or otherwise acquire for value any shares of Convertible Preferred Stock or shares of any other series of preferred stock then outstanding ranking on a parity with or junior to the Convertible Preferred Stock unless all accrued dividends on all shares of Convertible Preferred Stock then outstanding shall have been paid or declared and a sum sufficient for the payment thereof set apart. No sinking find shall be established for the Convertible Preferred Stock.

         (c) NOTICE OF REDEMPTION. Notice of any proposed redemption of shares of Convertible Preferred Stock shall be mailed to each record holder of the shares of Convertible Preferred Stock to be redeemed at least 30 but not more than 60 days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall set forth the following:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price per share;

                  (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to receive the Redemption Price;

                  (iv) the shares of Convertible Preferred Stock to be redeemed;

                  (v)      the then effective Conversion Price;

                  (vi) the price of the Common Stock on the last trading day prior to the date of the notice: and

                  (vii) that the right of holders of shares of Convertible Preferred Stock being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on fifth business day prior to the date fixed for redemption (provided that no default by the Corporation in the payment of the applicable Redemption Price (including any accrued and unpaid dividends) shall have occurred and be continuing).

         Any notice mailed in such manner shall be conclusively deemed to have been duly given regardless of whether such notice is in fact received. If less than all the outstanding shares of Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed ratably or by lot in a manner determined by the Board of Directors. In order to facilitate the redemption of the Convertible Preferred Stock, the Board of Directors may fix a record date for determination of holders of Convertible Preferred Stock to be redeemed, which shall not be more than 30 days prior to the Redemption Date with respect thereto.

         The holder of any shares of Convertible Preferred Stock redeemed pursuant to this Section 7 upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such bolder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such share of Convertible Preferred Stock and (ii) transfer instrument(s) sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Convertible Preferred Stock after the Redemption Date.

         At the close of business on the Redemption Date for any share of Convertible Preferred Stock, such share shall (provided the Redemption Price (including any accrued and unpaid dividends to the Redemption Date) of such shares has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price (including any accrued and unpaid dividends to the Redemption Date), without interest for such share in accordance with the provisions of this Section 7, subject to applicable escheat laws.

         In the event that any shares of Convertible Preferred Stock shall be converted into Common Stock prior to the Redemption Date pursuant to Section 3 or 4, then (i) the Corporation shall not have the right to redeem such shares and (ii) any funds, securities or other property which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of Convertible Preferred Stock on the record date for such dividends being so payable, to the extent set forth in Section 3 hereof, regardless of whether such shares are converted subsequent to such record date and prior to the related Dividend Payment Date) and any shares of Common Stock reserved for issuance upon redemption of such converted shares need no longer be so reserved.

         Notwithstanding the foregoing provisions of this Section 7, and subject to the provisions of Section 2 hereof, if a dividend upon any shares of Convertible Preferred Stock is past due, (i) no share of the Convertible Preferred Stock may be redeemed, except by means of a redemption pursuant to which all outstanding shares of the Convertible Preferred Stock are simultaneously redeemed and all accrued dividends paid and (ii) the Corporation shall not purchase or otherwise acquire any shares of the Convertible Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to all holders of the Convertible Preferred Stock.

         SECTION 8. RANK; LIQUIDATION. Upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 8, a "Liquidation"), the holders of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $25.00 per share of Convertible Preferred Stock then held by such stockholder plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Convertible Preferred Stock. The shares of Convertible Preferred Stock shall rank prior to the shares of Common Stock and any other class or series of stock of the Corporation ranking junior to the Convertible Preferred Stock, so that the holders of the Convertible Preferred Stock shall receive the full amount to which they shall be entitled before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Convertible Preferred Stock in respect of distributions upon the Liquidation of the Corporation.

         If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Convertible Preferred Stock and any other stock of the Corporation ranking on a parity with the Convertible Preferred Stock upon Liquidation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of Convertible Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Convertible Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Convertible Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Convertible Preferred Stock and all other stock ranking on a parity with the Convertible Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

         The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all of the property or assets of the Corporation, or the merger or consolidation of the

Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation of the purposes of this Section 8 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

         The holder of any shares of Convertible Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 8 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Convertible Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

         After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

         SECTION 9. EXCHANGE.

         (a) EXCHANGE FOR DEBENTURES. The shares of Convertible Preferred Stock may be exchanged, in whole but not in part, at the option of the Corporation, for its 8.5% Convertible Subordinated Debentures due 2010 (the "Debentures") on any Dividend Payment Date commencing on January 15,1998. The Debentures are to be issued under an Indenture (the "Indenture") between the Corporation and Bank One, Columbus, N.A., as trustee (together with any successor trustee, the "Trustee"), substantially in the form filed as an exhibit to the Corporation's Registration Statement on Form S-1 (Registration No. 33-96700) as filed with the Securities and Exchange Commission, completed as set forth therein and with such changes as may be required by law or usage. Holders of the outstanding shares of Convertible Preferred Stock will be entitled to receive $25.00 principal amount of the Debentures in exchange for each share of Convertible Preferred Stock held by them at the time of exchange, provided that such exchange may not occur unless all accrued and unpaid dividends on the Convertible Preferred Stock through the Dividend Payment Date established as the exchange date have been paid or set aside for payment. Any such exchange shall be effected in the same manner and, upon the same notice, as a redemption of the Convertible Preferred Stock pursuant to Section 7, as aforesaid. Upon any such exchange, the shares of Convertible Preferred Stock shall (provided such exchange is duly and properly effected) be deemed to cease to be outstanding as of the close of business on the date established for such exchange, and all rights of any holder thereof shall be extinguished except the right to receive Debentures in exchange therefore and the right to receive accrued and unpaid dividends on such shares of Convertible Preferred Stock to the date established for such exchange. As in the case of a redemption of shares of

Convertible Preferred Stock pursuant to Section 7, holders of shares of Convertible Preferred Stock must surrender such shares a order to receive the Debentures for which such shares have been exchanged, but upon such surrender such holders will be entitled to receive all interest accrued and unpaid on such Debentures from the date of exchange at the time and in the manner that such interest would be paid in the ordinary course pursuant to the Indenture pursuant to which such Debentures shall be issued. Dividends due on the shares of Convertible Preferred Stock on the Dividend Payment Date on which the exchange is effected will be mailed to holders in the regular course.

         (b) DELIVERY OF DOCUMENTS. No exchange of the Convertible Preferred Stock for Debentures may be effected unless prior to such exchange the Corporation causes to be delivered to the Trustee the documents specified in
Section 303 the Indenture.

         SECTION 10. PAYMENTS. The Corporation may provide funds for any payment of the Redemption Price for any shares of Convertible Preferred Stock or any amount distributable with respect to any Convertible Preferred Stock under Sections 7 and 8 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000, in trust for the benefit of the holders of such shares of Convertible Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payments by the holders of such shares of Convertible Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this
Section 10 under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 10, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall require to be paid by the Corporation.

         Any payment which may be owed for the payment of the Redemption Price for any shares of Convertible Preferred Stock pursuant to Section 7 or the payment of any amount distributable with respect to any shares of Convertible Preferred Stock under Section 8 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which such funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable. The Corporation may deposit Debentures or shares of Common Stock to be exchanged for shares of Convertible Preferred Stock in the manner contemplated by the preceding paragraph, but, with respect to Debentures, the interest accruing on such Debentures shall accrue to the former holders of the Convertible Preferred Stock entitled thereto.

         Subject to applicable escheat laws, if the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 10 shall not have been satisfied within six months after the establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to this payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

         SECTION 11. STATUS OF REACQUIRED SHARES. Shares of Convertible Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of Convertible Preferred Stock which have been redeemed pursuant to the terms of Section 7 hereof; shares of Convertible Preferred Stock which have been converted into shares of Common Stock and shares of Convertible Preferred Stock which have been exchanged for Debentures) shall have the status of authorized and unissued shares of preferred stock, undesignated as to series, subject to later issuance.

         SECTION 12. PREEMPTIVE RIGHTS. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         SECTION 13. MISCELLANEOUS.

         (a) TRANSFER TAXES. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance and delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates or instruments evidencing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof; and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

         (b) FAILURE TO DESIGNATE STOCKHOLDER OR PAYEE. In the event that a holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion or redemption of such shares, or Debentures to be issued upon exchange of such shares, should be registered or to whom payment upon redemption of shares of Convertible Preferred Stock should be made or the address to which the certificates or instruments evidencing such shares, Debentures or such payment should be sent, the Corporation shall be entitled to register such shares or Debentures and make such payment in the name of the holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificates or instruments evidencing such shares or such payment to the address of such holder shown on the records of the Corporation.

         (c) REGISTRAR AND TRANSFER AGENT. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Convertible Preferred Stock.

         (d) SEVERABILITY. Whenever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, this Statement of Designation establishing a series of shares has been made under the hand of the undersigned, the President of the Corporation, this 22nd day of November, 1995.

                                                    CALLON PETROLEUM COMPANY

                                                    By /s/ Fred L. Callon
                                                       -------------------------
                                                       Fred L. Callon, President

Attest

By /s/ H. Michael Tatum, Jr.
   -----------------------------
   H. Michael Tatum, Jr.
   Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 11/27/1995
                                                          950274310 - 2390003

                            CERTIFICATE OF CORRECTION

                            CALLON PETROLEUM COMPANY

         Callon Petroleum Company, a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         1. That the Corporation filed a Certificate of Designations (the "Original Certificate") with the Delaware Secretary of State on November 22, 1995, setting forth the resolutions, establishing and designating a series of shares and fixing and determining the designations, preferences, limitations and relative rights thereof, for the Corporation's $2.125 Convertible Exchangeable Preferred Stock, Series A (the "Convertible Preferred Stock"); and

         2. That the Original Certificate contained certain inaccuracies in Section 3 (a), Section 3(c)(vi), Section 6(f), the third paragraph of Section 8 and the third paragraph of Section 10 that the Corporation desires to correct with this Certificate of Correction pursuant to Section 103(f) of The General Corporation Law of the State of Delaware; and

         3. That, as corrected, Section 3(a) of the Original Certificate shall be and read as follows:

                  (a) RIGHT OF CONVERSION. Each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof at any time prior to the close of business on the day prior to the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock, at a rate per full share of Convertible Preferred Stock determined by dividing $25.00 by the conversion price per share of Common Stock in effect on the date such share is surrendered for conversion, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this Section 3. For purposes of this resolution, the "conversion price" per share of Common Stock shall initially be $11.00 and shall be adjusted from tine to time in accordance with the provisions of this Section 3. Each share of Convertible Preferred Stock may be converted in whole or in part.

         4. That, as corrected, Section 3(c)(vi) of the Original Certificate shall be and read as follows:

                  (vi)     For the purpose of any computation under paragraph
         (ii), (iii), (iv) or (v) of this Section 3(c), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days ending with and including the date in question; provided, however, that
         (A) if the "ex" date (as hereinafter
         defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (i), (ii), (iii), (iv) or (v) above ("Other Event") occurs after the third trading day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the closing price for each trading day prior to the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (B) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the closing price for each trading day on and after the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (C) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (A) and (B) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (D) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 3(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

         5. That, as corrected, Section 6(f) of the Original Certificate shall be and read as follows:

                  (f) TERM. Each director elected by the holders of shares of Convertible Preferred Stock shall continue to serve as a director until such time as (i) his successor shall have been duly elected and shall qualify or (ii) all dividends accrued and unpaid on the Convertible Preferred Stock shall have been paid or declared and funds set aside to provide for payment in full, at which time the term of office of all persons elected as directors by the holders of shares of Convertible Preferred Stock shall forthwith terminate and the number of members of the Board of Directors of the Corporation shall be reduced accordingly. Whenever the term of office of the directors elected by the holders of Convertible Preferred Stock voting as a class shall end and the special voting powers vested in the holders of Convertible Preferred Stock as provided in this Section 6 shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section 6.

         6. That, as corrected, the third paragraph of Section 8 of the Original Certificate shall be and read as follows:

                  The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all of the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for purposes of this Section 8 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

         7. That, as corrected, the third paragraph of Section 10 of the Original Certificate shall be and read as follows:

                  Subject to applicable escheat laws, if the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 10 shall not have been satisfied within six months after the later of (a) the redemption payment date and (b) the establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to this payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

         IN WITNESS WHEREOF, this Statement of Correction has been made under the hand of the undersigned, the President of the Corporation, this 27th day of November, 1995.

                               CALLON PETROLEUM COMPANY

                               By /s/ Fred L. Callon
                                  -------------------------
                                  Fred L. Callon, President

Attest

By /s/ H. Michael Tatum, Jr.
   --------------------------
   H. Michael Tatum, Jr.
   Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 04/07/2000
                                                          001178331 - 2390003

                                 CERTIFICATE OF
                     DESIGNATION, PREFERENCES AND RIGHTS OF
                            SERIES B PREFERRED STOCK

                                       OF

                            CALLON PETROLEUM COMPANY

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware

         We, Fred L. Callon, President, and Robert A. Mayfield, Secretary, of Callon Petroleum Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (UK "GCL"), in accordance with the provisions of Section 103 of the GCL, DO HEREBY CERTIFY;

         That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Corporation, as amended, the said Board on March 30, 2000, adopted the following resolutions creating a series of one hundred thousand shares of Preferred Stock, par value $0.01 per share, designated as Series B Preferred Stock:

         RESOLVED, that, pursuant to the authority vested in the Board In accordance with the provisions of its Certificate of Incorporation, as amended, the Board does hereby create, authorize and provide for the issuance upon the exercise of the Corporation's Preferred Stock Purchase Rights, of a series of Preferred Stock of the Corporation, and does hereby fix and state that the designations, amounts, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions thereof are as follows:

SERIES B PREFERRED STOCK

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as Series B Preferred Stock and the number of shares constituting such series shall be 100,000.

         SECTION 2.       DIVIDENDS AND DISTRIBUTIONS.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable to cash on the 1st day of July, October, January, April, in each year commencing July 1, 2000 (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of the common stock of the Corporation, par value $0.01 per share ("the Common Stock"), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after March 30, 2000 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, than in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty
(30) days prior to the date fixed for the payment thereof.

         SECTION 3. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, share of Series B Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholder of the Corporation. In the event the Corporation Shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of sham of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of the shares of Series B Preferred Stock shall not be entitled to vote as a separate class on any matters submitted to a vote of the stockholders.

                  (C) (i) If at any time dividends on any Series B Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the holders of the Series B Preferred Stock, voting at a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any directors elected by any other series, class or classes of securities, and the authorized number of directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series B Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

                           (ii)     During any period when the holders of Series
B Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two directors, then and during such time as such right continues (a) the then authorized number of directors shall be increased by two, and the holders of Series B Preferred Stock, voting as a separate series, shall be entitled to elect the additional directors so provided for, and
(b) each such additional director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

                           (iii)    A director elected pursuant to the terms
hereof may be removed with or without cause by the holders of Series B Preferred Stock entitled to vote in an election of such Director.

                           (iv)     If during any interval between annual
meetings of stockholders for the election of directors and while the holders of Series B Preferred Stock shall be entitled to elect two directors, there is no such director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall call a special meeting of the holders of Series B Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 90 days of the occurrence of such vacancy, unless an annual meeting of stockholders is scheduled during such 90-day period.

                           (v)      At such time as the arrearage is My cured,
and all dividends accumulated and unpaid on any shares of Series B Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any directors elected pursuant to this Section 3(C), or his successor, shall automatically terminates, and the authorized number of directors shall automatically decrease by two, the rights of the holders of the shares of the Series B Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series B Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

         (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4.       CERTAIN RESTRICTIONS.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i)      declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of (stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series B Preferred Stock:

                           (ii)     declare or pay dividends on, or make any
other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such junior stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii)    redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either is to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                           (iv)     purchase not otherwise acquire for
consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         SECTION 6.        LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranting junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $180 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"), plus the Series B Pro Rata Liquidation Preference, as defined below. The "Series B Pro Rata Liquidation Preference" means the ratable and proportionate share of to assets to be distributed to the holders of Series B Preferred Stock after subtracting (i) the amount of the Series B Liquidation Preference to be distributed to the holders of shares of Series B Preferred Stock as provided in the previous sentence and (ii) the amount of the Common Adjustment to be distributed to the holders of shares of Common Stock, as provided in the next sentence, in the ratio of the Adjustment Number (as defined below) to one (1) with respect to all outstanding shares of Preferred Stock and Common Stock, on a per share basis, respectively. Following the payment of the full amount of me Series B Liquidation Preference and the Series B Pro Rata Liquidation Preference, the holders of shares of Common Stock shall receive an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) one thousand (1,000) (as appropriately adjusted as set forth in paragraph (C) of this Section to reflect such events as stock spirits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference, the Series B Pro Rata Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Preferred Stock and Common Stock, respectively, holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In me event, however, that there are not sufficient assets available to permit payment in full of fee Common Adjustment, than such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock an exchanged for or changed into other stock, securities, cash or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (ii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTIONS 8.       REDEMPTION. The outstanding shares of Series B
Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from to time to time, at a cash price per share equal to one hundred five percent (105%) of (i) the product of the Adjustment Number times the Average Market Value (as such term hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest The "Average Market Value" is the average of the closing sale prices of the Common Stock during the thirty (30) day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such thirty (30) day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith.

         SECTION 9. RANKING. The Series B Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment at dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         SECTION 10. AMENDMENT. Except as otherwise provided in the Certificate of Incorporation, as amended, or by law, the Certificate of Incorporation of the Corporation, as amended, shall not be further amended in any manner which would materially after or change the powers, preferences or special rights of the Series B Pretend Stock so as to affect them diversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Preferred Stock, voting separately as a class.

         SECTION 11. FRACTIONAL SHARES. At the Corporation's sole discretion, Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true as of March 30, 2000.

                                              /s/ Fred L. Callon
                                              ------------------------------
                                              Fred L. Callon, President

Attest:

/s/ Robert A. Mayfield
-----------------------------
Robert A. Mayfield, Secretary